Exhibit 23.2

Price Waterhouse & Co. S.R.L. Firma miembro de PricewaterhouseCoopers Bouchard 557, piso 7° C1106ABG — Ciudad de Buenos Aires Tel.: (54-11) 4850-0000 Fax: (54-11) 4850-1800 www.pwc.com/ar
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in MercadoLibre Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
Buenos Aires, Argentina
June 9, 2009.

Price Waterhouse & Co S.R.L.
By	/s/ Juan C. Grassi (Partner)
Juan C. Grassi